Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of CC Holdings GS V LLC, a Delaware Corporation (“Company”), for the period ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (“Report”), each of the undersigned officers of the Company hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer's knowledge:

1)	the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2014 (the last date of the period covered by the Report).

/s/ W. Benjamin Moreland
W. Benjamin Moreland President and Chief Executive Officer
February 25, 2015

/s/ Jay A. Brown
Jay A. Brown Senior Vice President, Chief Financial Officer and Treasurer
February 25, 2015
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Crown Castle International Corp. and will be retained by Crown Castle International Corp. and furnished to the Securities and Exchange Commission or its staff upon request.